EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO, CFO and CAO, respectively, of Presidio Property Trust, Inc. (the "Company") that, to the best of their knowledge:

(i)

the Quarterly Report for the quarter ended September 30, 2020 of the Company on Form 10-Q (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(i)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: November 5, 2020	By:	/s/ Jack K. Heilbron
Jack K. Heilbron, Chief Executive Officer

Date: November 5, 2020	By:	/s/ Adam Sragovicz
Adam Sragovicz Chief Financial Officer

Date: November 5, 2020	By:	/s/ Jessica Joelson
Jessica Joelson, Chief Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.